UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2015

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2015, Baxter International Inc. (“Baxter” or the “Company”) entered into Amendment No. 1 to its existing $1.5 billion, five-year revolving credit agreement, dated as of July 1, 2015, with JPMorgan Chase Bank, National Association, as Administrative Agent, and the various lenders thereto. Additionally, on the same date, Baxter Healthcare SA and Baxter World Trade SPRL entered into Amendment No. 1 to their existing €200 million, five-year revolving credit agreement, dated as of July 1, 2015, with J.P. Morgan Europe Limited, as Administrative Agent, and the various lenders thereto.

Each amendment amends the “Change of Control” definition in the applicable credit agreement to remove the “continuing director” prong (clause (b) in the U.S. dollar denominated facility and clause (c) in the Euro denominated facility) from such defined term.

The descriptions of the amendments, as set forth above, are qualified in their entirety by the complete text of the amendments which are attached to this report as Exhibit 10.1 (with respect to the amendment to the U.S. dollar denominated facility) and Exhibit 10.2 (with respect to the amendment to the Euro dollar denominated facility), and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 1, 2015, Baxter completed the previously announced distribution of 80.5% of the outstanding common stock of Baxalta Incorporated (“Baxalta”) to Baxter’s shareholders (the “Distribution”) in connection with the separation of its biopharmaceuticals business from its medical products business. As part of that separation, the biopharmaceuticals business was transferred to Baxalta. Baxter retained a 19.5% ownership stake in Baxalta immediately following the Distribution. Baxalta is now an independent public company trading under the symbol “BXLT” on the New York Stock Exchange.

The information furnished as Exhibit 99.1 contains financial measures that are not calculated in accordance with generally accepted accounting principles (“GAAP”). The non-GAAP financial information for 2014 and 2015 reflects the presentation of the Baxalta business as a discontinued operation and excludes special items relating to Baxter’s continuing business. Special items are excluded because they are highly variable, difficult to predict, and of a size that may substantially impact the Company’s reported operations for a period. Non-GAAP financial measures may provide a more complete understanding of the Company’s operations and can facilitate a fuller analysis of the Company’s results of operations, particularly in evaluating performance from one period to another. The Company’s adjusted financial measures, as reflected in Exhibit 99.1, exclude intangible asset amortization expense to facilitate an evaluation of current and past operating performance, particularly in terms of cash returns, and are similar to how management internally assesses performance.

The presentation of Baxter’s historical adjusted continuing operations is inherently limited in that it does not include, for all periods, income Baxter receives from Baxalta related to transition service agreements. Furthermore, certain expenses incurred to support Baxter and Baxalta’s shared operations are included, which are not necessarily representative of costs required to support Baxter’s stand-alone business.

Management believes that non-GAAP earnings measures, when used in conjunction with the results presented in accordance with GAAP and the reconciliations to corresponding GAAP financial measures, may enhance an investor’s overall understanding of the Company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and in some cases for purposes of determining incentive compensation.

The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

The financial information is intended for informational purposes only and does not purport to project Baxter’s financial performance or cost structure for any future period. The financial information should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Baxter’s Form 10-K for the year ended December 31, 2014 and the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discuss and Analysis of Financial Condition and Results of Operations” included in Baxter’s Form 10-Q for the periods ended March 31, 2015 and June 30, 2015. Such reports, however, do not give effect to the separation, as described above, or the Distribution.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 1 to the Five-Year Credit Agreement, dated as of October 26, 2015, among Baxter International Inc. as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent and certain other financial institutions named therein

10.2	Amendment No. 1 to the Credit Agreement, dated as of October 26, 2015, among Baxter Healthcare SA and Baxter World Trade SPRL, as Borrowers, J.P. Morgan Europe Limited, as Administrative Agent and certain other financial institutions named therein

99.1	Unaudited Non-GAAP Financial Information for Baxter International Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXTER INTERNATIONAL INC.

/s/ David P. Scharf
By:	David P. Scharf
Corporate Vice President, General Counsel and Corporate Secretary

Date: October 27, 2015

Exhibit Index

Exhibit No.	Exhibit

10.1	Amendment No. 1 to the Five-Year Credit Agreement, dated as of October 26, 2015, among Baxter International Inc. as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent and certain other financial institutions named therein

10.2	Amendment No. 1 to the Credit Agreement, dated as of October 26, 2015, among Baxter Healthcare SA and Baxter World Trade SPRL, as Borrowers, J.P. Morgan Europe Limited, as Administrative Agent and certain other financial institutions named therein

99.1	Unaudited Non-GAAP Financial Information for Baxter International Inc.